[Letterhead]


                                                                    Exhibit 23.2



July 13, 1999





Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus dated July 14, 1999 constituting part of the Registration Statement on Form S-3 of WaveRider Communications Inc. of our report dated February 5, 1999 appearing on page 18 of WaveRider Communications Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1998.

We also consent to the references to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP


Chartered Accountants












 PricewaterhouseCoopers LLP is a Canadian member firm of PricewaterhouseCoopers
        International Limited, an English company limited by guarantee.